MUNCY COLUMBIA FINANCIAL CORPORATION 8-K

Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made as of December 21, 2023, between MUNCY COLUMBIA FINANCIAL CORPORATION, a Pennsylvania business corporation formerly named CCFNB Bancorp, Inc. (the “Corporation”), JOURNEY BANK, a Pennsylvania banking institution formerly named First Columbia Bank & Trust Co. (the “Bank”), and LANCE O. DIEHL (the “Executive”).

WITNESSETH:

WHEREAS, the Corporation, the Bank and the Executive are parties to that certain Amended and Restated Employment Agreement dated as of August 2, 2023 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement upon the terms and conditions set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1. Amendments to the Agreement. Sections 4(f), 6(a)(ii) and 7(a) and (b) of the Agreement are hereby amended by substituting:

(i)	the phrase “10 consecutive year period” for the phrase “5 consecutive year period” in each place in such Sections where the phrase “5 consecutive year period” appears;
(ii)	the phrase “period of ten (10) consecutive years” for the phrase “period of five (5) consecutive years” in each place in such Sections where the phrase “period of five (5) consecutive years” appears;
(iii)	the phrase “ten (10) year period” for the phrase “five (5) year period” in each place in such Sections where the phrase “five (5) year period” appears; and
(iv)	the phrase “ten (10) year or thirty-six (36) month period” for the phrase “five (5) year or thirty-six (36) month period” in each place in such Sections where the phrase “five (5) year or thirty-six (36) month period” appears.

2. Incorporation into Agreement. This Amendment shall be deemed incorporated into and made a part of the Agreement. The Agreement and this Amendment shall be construed as integrated and complementary of each other. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall constitute an amendment to the Agreement and shall control. Capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

3. Counterparts. This Amendment may be executed in several counterparts and all of such counterparts together shall constitute one and the same Amendment, binding on the parties thereto, even though all of the parties are not signatory to the same counterpart. Transmission by telecopy, facsimile, email or other form of electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

4. Electronic Execution. This Amendment may be executed electronically through an electronic acceptance and acknowledgement in an electronic workspace designed for that purpose, which acceptance and acknowledgment shall have the same legal effect, validity and enforceability as a signature affixed by hand.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered under seal by their proper and duly authorized officers as of the day and year first above written.

CORPORATION:
MUNCY COLUMBIA FINANCIAL CORPORATION

By:	/s/ Robert J. Glunk
Robert J. Glunk, Senior Executive Vice President and Chief Operating Officer

BANK:
JOURNEY BANK

By:	/s/ Robert J. Glunk
Robert J. Glunk, President and Chief Executive Officer

EXECUTIVE:

/s/ Lance O. Diehl
Lance O. Diehl

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